Press Release

Investor Contact:	Media Contact:

Michelle Spolver	Sandra Wheatley
Fortinet, Inc.	Fortinet, Inc.
408-486-7837	408-391-9408
mspolver@fortinet.com	swheatley@fortinet.com

Fortinet Reports Second Quarter 2016 Financial Results

Revenue and Billings Outperformance Highlights Fortinet’s Best-in-Class Security Fabric

•Revenue of $311.4 million, up 30% year over year
•Billings of $373.8 million, up 26% year over year1
•GAAP diluted net loss per share $0.01
•Non-GAAP diluted net income per share of $0.141
•Cash flow from operations of $67.9 million
•Free cash flow of $53.5 million1

•	Cash, cash equivalents and investments of $1.22 billion

•	Deferred revenue of $904.0 million, up 37% year over year

SUNNYVALE, Calif. - July 28, 2016 - Fortinet® (NASDAQ: FTNT), a global leader in high performance cyber security solutions, today announced financial results for the second quarter ended June 30, 2016.

“We are pleased with our billings and revenue over performance and ability to meet our expense and profitability targets while still investing for growth,” said Ken Xie, founder, chairman and chief executive officer. “The threat landscape and network architectures are evolving and shifting to integrated end-to-end platforms, which is the vision Fortinet was founded upon. Our strong innovation and ability to provide a seamless, tightly-integrated and intelligent Security Fabric that protects all points in the network - from IoT to cloud - positions us well for continued growth and share gains in 2016 and beyond.”

Financial Highlights for the Second Quarter of 2016

•
Revenue: Total revenue was $311.4 million for the second quarter of 2016, an increase of 30% compared to $239.8 million in the same quarter of 2015. Within total revenue, product revenue was $136.6 million, an increase of 19% compared to $114.8 million in the same quarter of 2015. Service revenue was $174.8 million, an increase of 40% compared to $125.0 million in the same quarter of 2015.

•	Billings[1]: Total billings were $373.8 million for the second quarter of 2016, an increase of 26% compared to $297.2 million in the same quarter of 2015.

•	Deferred Revenue: Total deferred revenue was $904.0 million as of June 30, 2016, an increase of $66.8 million compared to $837.2 million as of March 31, 2016.

•
Cash and Cash Flow: As of June 30, 2016, cash, cash equivalents and investments were $1.22 billion, compared to $1.19 billion as of March 31, 2016. In the second quarter of 2016, cash flow from operations was $67.9 million compared to $84.3 million in the same quarter of 2015. Free cash flow[1] was $53.5 million during the second quarter of 2016 compared to $73.5 million in the same quarter of 2015.

•
GAAP Operating Income or Loss: GAAP operating loss was $4.0 million for the second quarter of 2016, representing a GAAP operating margin of -1%. GAAP operating income was $3.0 million for the same quarter of 2015, representing a GAAP operating margin of 1%.

•
Non-GAAP Operating Income[1]: Non-GAAP operating income was $36.0 million for the second quarter of 2016, representing a non-GAAP operating margin of 12%. Non-GAAP operating income was $29.3 million for the same quarter of 2015, representing a non-GAAP operating margin of 12%.

•
GAAP Net Income or Loss and Diluted Net Income or Loss Per Share: GAAP net loss was $1.4 million for the second quarter of 2016, compared to GAAP net income of $0.8 million for the same quarter of 2015. GAAP diluted net loss per share was $0.01 for the second quarter of 2016. GAAP diluted net income per share was break-even for the second quarter of 2015.

•
Non-GAAP Net Income and Diluted Net Income Per Share[1]: Non-GAAP net income was $24.0 million for the second quarter of 2016, compared to non-GAAP net income of $19.4 million for the same quarter of 2015. Non-GAAP diluted net income per share was $0.14 for the second quarter of 2016, compared to $0.11 for the same quarter of 2015.

1 A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Conference Call Details
Fortinet will host a conference call today, July 28, 2016, at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to discuss its financial results. To access this call, dial (877) 303-6913 (domestic) or (224) 357-2188 (international) with conference ID # 25654626. A live webcast of the conference call and supplemental slides will be accessible from the Investor Relations page of Fortinet's website at http://investor.fortinet.com and a replay will be archived and accessible at http://investor.fortinet.com/events.cfm. A replay of this conference call can also be accessed through August 4, 2016, by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) with conference ID# 25654626.

Following Fortinet's financial results conference call, the Company will host an additional question-and-answer session at 3:30 p.m. Pacific Time (6:30 p.m. Eastern Time) to provide an opportunity for financial analysts and investors to ask more detailed questions. To access this call, dial (877) 303-6913 (domestic) or (224) 357-2188 (international) with conference ID # 25664452. This follow-up call will be webcast live and accessible at http://investor.fortinet.com, and a replay will be archived and available after the call at http://investor.fortinet.com/events.cfm. A replay of this conference call will also be available through August 4, 2016 by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) with conference ID # 25664452.

About Fortinet (www.fortinet.com)
Fortinet (NASDAQ: FTNT) secures the largest enterprise, service provider, and government organizations around the world. Fortinet empowers its customers with intelligent, seamless protection across the expanding attack surface and the power to take on ever-increasing performance requirements of the borderless network -- today and into the future. Only the Fortinet Security Fabric architecture can deliver security without compromise to address the most critical security challenges, whether in networked, application, cloud or mobile environments. More than 280,000 customers worldwide trust Fortinet to protect their businesses. Learn more at http://www.fortinet.com, the Fortinet Blog, or FortiGuard Labs.

# # #

Copyright © 2016 Fortinet, Inc. All rights reserved. The symbols ® and ™ denote respectively federally registered trademarks and unregistered trademarks of Fortinet, Inc., its subsidiaries and affiliates. Fortinet's trademarks include, but are not limited to, the following: Fortinet, FortiGate, FortiGuard, FortiManager, FortiMail, FortiClient, FortiCloud, FortiCare, FortiAnalyzer, FortiReporter, FortiOS, FortiASIC, FortiWiFi, FortiSwitch, FortiVoIP, FortiBIOS, FortiLog, FortiResponse, FortiCarrier, FortiScan, FortiAP, FortiDB, FortiVoice and FortiWeb. Other trademarks belong to their respective owners.

FTNT-F

Forward-looking Statements
This press release contains forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements regarding market adoption of cybersecurity and expectations regarding positioning for market share gains and growth potential. Although we attempt to be accurate in making forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. Important factors that could cause results to differ materially from the statements herein include the following: general economic risks; global economic conditions and foreign currency risks; increasing competitiveness in the security market; the dynamic nature of the security market; specific economic risks worldwide and in different geographies, and among different customer segments; uncertainty regarding increased business and renewals from existing customers; uncertainties around continued success in sales growth and market share gains; longer sales cycles, particularly for larger enterprise customers; failure to convert sales pipeline into final sales; risks associated with successful implementation of multiple integrated software products and other product functionality risks; execution risks around new product development and introductions, and innovation and market acceptance of new products; litigation and disputes and the potential cost, distraction and damage to sales and reputation caused thereby; market acceptance of new products and services; the ability to attract and retain personnel; changes in strategy; risks associated with management of growth; lengthy sales and implementation cycles, particularly in larger organizations; technological changes that make our products and services less competitive; risks associated with the adoption of, and demand for, our products and services in general and by specific customer segments; competition and pricing pressure; risks related to integrating acquisitions; and the other risk factors set forth from time to time in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q and our other filings with the SEC, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from our investor relations department. All forward-looking statements herein reflect our opinions only as of the date of this release, and we undertake no obligation, and expressly disclaim any obligation, to update forward-looking statements herein in light of new information or future events.

Non-GAAP Financial Measures
We have provided in this release financial information that has not been prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with peer companies, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures provided in the financial statement tables below.

Billings. We define billings as revenue recognized in accordance with GAAP plus the change in deferred revenue from the beginning to the end of the period less any deferred revenue balances acquired from business combination(s) during the period. We consider billings to be a useful metric for management and investors because billings drives future revenue, which is an important indicator of the health and viability of our business. There are a number of limitations related to the use of billings instead of GAAP revenue. First, billings include amounts that have not yet been recognized as revenue. Second, we may calculate billings in a manner that is different from peer companies that report similar financial measures. Management accounts for these limitations by providing specific information regarding GAAP revenue and evaluating billings together with GAAP revenue.

Free cash flow. We define free cash flow as net cash provided by operating activities minus capital expenditures such as purchases of property and equipment. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the acquisition of property and equipment, can be used for strategic opportunities, including investing in our business, making strategic acquisitions, repurchasing outstanding common stock, and strengthening the balance sheet. Analysis of free cash flow facilitates management’s comparison of our operating results to those of our peer companies. A limitation of using free cash flow rather than the GAAP measure of net cash provided by operating activities as a means for evaluating liquidity is that free cash flow does not represent the total increase or decrease in the cash, cash equivalents and investments balance for the period because it excludes cash provided by or used for other investing and financing activities. Management accounts for this limitation by providing information about our capital expenditures and other investing and financing activities on the face of the cash flow statement and under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources” in our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K.

Non-GAAP operating income and operating margin. We define non-GAAP operating income as operating income or loss plus stock-based compensation, business acquisition-related charges, including inventory fair value adjustment amortization and other purchase accounting adjustments, impairment and amortization of acquired intangible assets, restructuring charges, expenses associated with the implementation of a new Enterprise Resource Planning (ERP) system, and, when applicable, any other significant non-recurring items in a given quarter. Non-GAAP operating margin is defined as non-GAAP operating income divided by GAAP revenue. We consider these non-GAAP financial measures to be useful metrics for management and investors because they exclude the items noted above so that our management and investors can compare our recurring core business operating results over multiple periods. There are a number of limitations related to the use of non-GAAP operating income instead of operating income or loss calculated in accordance with GAAP. First, non-GAAP operating income excludes the items noted above. Stock-based compensation has been and will continue to be, for the foreseeable future, a significant recurring expense in our business. Second, stock-based compensation is an important part of our employees’ compensation and may impact their performance. Third, the components of the costs that we exclude from our calculation of non-GAAP operating income may differ from the components that peer companies exclude when they report their non-GAAP results of operations. Management accounts for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP operating income and evaluating non-GAAP operating income together with operating income or loss calculated in accordance with GAAP.

Non-GAAP net income and diluted net income per share. We define non-GAAP net income as net income plus the items noted above under non-GAAP operating income and operating margin, adjusted for the impact of the tax adjustment, if any required, resulting in an effective tax rate on a non-GAAP basis, which often differs from the GAAP effective tax rate. We define non-GAAP diluted net income per share as non-GAAP net income divided by the non-GAAP diluted weighted-average shares outstanding. We consider these non-GAAP financial measures to be useful metrics for management and investors for the same reasons that we use non-GAAP operating income and non-GAAP operating margin. However, in order to provide a complete picture of our recurring core business operating results, we include in non-GAAP net income and non-GAAP diluted net income per share, the tax adjustment required resulting in an effective tax rate on a non-GAAP basis, which often differs from the GAAP tax rate. We believe the effective tax rates we used are reasonable estimates of normalized tax rates for our current and prior fiscal years under our global operating structure. The same limitations described above regarding our use of non-GAAP operating income and non-GAAP operating margin apply to our use of non-GAAP net income and non-GAAP diluted net income per share. We account for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income and non-GAAP diluted net income per share and evaluating non-GAAP net income and non-GAAP diluted net income per share together with net income (loss) and diluted net income per share calculated in accordance with GAAP.

FORTINET, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	June 30, 2016	December 31, 2015
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$596,380	$543,277
Short-term investments	388,388	348,074
Accounts receivable—net	254,379	259,563
Inventory	81,247	83,868
Prepaid expenses and other current assets	33,490	35,761
Total current assets	1,353,884	1,270,543
LONG-TERM INVESTMENTS	237,223	272,959
DEFFERRED TAX ASSETS	180,782	119,216
PROPERTY AND EQUIPMENT—net	125,636	91,067
OTHER INTANGIBLE ASSETS—net	31,488	17,640
GOODWILL	14,235	4,692
OTHER ASSETS	16,930	14,393
TOTAL ASSETS	$1,960,178	$1,790,510
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$56,920	$61,500
Accrued liabilities	32,901	33,028
Accrued payroll and compensation	70,787	61,111
Income taxes payable	8,161	8,379
Deferred revenue	563,195	514,652
Total current liabilities	731,964	678,670
DEFERRED REVENUE	340,786	276,651
INCOME TAXES LIABILITIES	66,304	60,624
OTHER LIABILITIES	16,498	19,188
Total liabilities	1,155,552	1,035,133
STOCKHOLDERS' EQUITY:
Common stock	172	171
Additional paid-in capital	744,922	687,658
Accumulated other comprehensive income (loss)	724	(933)
Retained earnings	58,808	68,481
Total stockholders’ equity	804,626	755,377
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,960,178	$1,790,510

FORTINET, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
REVENUE:
Product	$136,641	$114,777	$261,213	$212,286
Service	174,750	125,008	334,754	240,385
Total revenue	311,391	239,785	595,967	452,671
COST OF REVENUE:
Product [1]	52,788	47,397	102,101	88,765
Service [1]	31,715	22,101	60,046	44,335
Total cost of revenue	84,503	69,498	162,147	133,100
GROSS PROFIT:
Product	83,853	67,380	159,112	123,521
Service	143,035	102,907	274,708	196,050
Total gross profit	226,888	170,287	433,820	319,571
OPERATING EXPENSES:
Research and development [1]	45,502	37,389	90,256	73,205
Sales and marketing [1]	162,694	111,928	308,797	212,537
General and administrative [1]	22,184	18,018	41,623	29,979
Restructuring charges	553	—	881	—
Total operating expenses	230,933	167,335	441,557	315,721
OPERATING INCOME (LOSS)	(4,045)	2,952	(7,737)	3,850
INTEREST INCOME	1,705	1,364	3,451	2,786
OTHER EXPENSE—net	(1,350)	(830)	(2,662)	(1,507)
INCOME (LOSS) BEFORE INCOME TAXES	(3,690)	3,486	(6,948)	5,129
PROVISION FOR (BENEFIT FROM) INCOME TAXES [2]	(2,302)	2,694	(7,678)	2,777
NET INCOME (LOSS)	$(1,388)	$792	$730	$2,352
Net income (loss) per share:
Basic	$(0.01)	$—	$—	$0.01
Diluted	$(0.01)	$—	$—	$0.01
Weighted-average shares outstanding:
Basic	172,075	169,930	171,910	169,009
Diluted	172,075	176,234	175,360	174,983

[1] Includes stock-based compensation as follows:
Cost of product revenue	$298	$210	$578	$350
Cost of service revenue	2,123	1,660	4,257	3,292
Research and development	7,458	5,541	14,601	10,698
Sales and marketing	16,990	11,271	32,805	20,578
General and administrative	3,478	3,078	7,008	5,764
	$30,347	$21,760	$59,249	$40,682

In March 2016, the Financial Accounting Standards Board issued Accounting Standard Update ("ASU") No. 2016-09, which allows a company to make a policy election to account for forfeitures as they occur. We early adopted this standard and elected to account for forfeitures as they occur using the modified retrospective transition method. The adoption of this standard resulted in a decrease of $2.0 million in our share-based compensation during the first quarter of 2016. The adjustment was reflected in the six-months ended June 30, 2016 condensed consolidated statement of operations.

[2] The adoption of ASU 2016-09 resulted in a decrease of $3.6 million in our provision for income taxes during the first quarter of 2016. The adjustment was reflected in the six-months ended June 30, 2016 condensed consolidated statement of operations.

FORTINET, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Unaudited, in thousands)

	Three Months Ended		Six Months Ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Net income (loss)	$(1,388)	$792	$730	$2,352
Other comprehensive income (loss):
Unrealized gains (losses) on investments	662	(822)	2,549	63
Tax provision (benefit) related to items of other comprehensive income	232	(287)	892	23
Other comprehensive income (loss)—net of taxes	430	(535)	1,657	40
Comprehensive income (loss)	$(958)	$257	$2,387	$2,392

FORTINET, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Six Months Ended
	June 30, 2016	June 30, 2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$730	$2,352
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	21,841	13,382
Amortization of investment premiums	2,794	3,881
Stock-based compensation	59,249	40,525
Other non-cash items—net	1,192	1,891
Changes in operating assets and liabilities:
Accounts receivable—net	2,022	9,523
Inventory	(8,019)	(7,917)
Deferred tax assets	(27,120)	(13,072)
Prepaid expenses and other current assets	2,442	(3,492)
Other assets	(2,409)	(513)
Accounts payable	(130)	(8,383)
Accrued liabilities	(6,426)	(228)
Accrued payroll and compensation	8,679	5,670
Other liabilities	(2,858)	(1,884)
Deferred revenue	111,082	97,156
Income taxes payable	5,463	10,033
Net cash provided by operating activities	168,532	148,924
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of investments	(230,855)	(229,479)
Sales of investments	7,366	22,472
Maturities of investments	219,131	240,625
Purchases of property and equipment	(44,399)	(15,688)
Payments made in connection with business acquisition, net of cash acquired	(20,660)	—
Net cash provided by (used in) investing activities	(69,417)	17,930
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	22,972	42,647
Taxes paid related to net share settlement of equity awards	(17,358)	(11,362)
Repurchase and retirement of common stock	(50,000)	—
Payments of debt assumed in connection with business acquisition	(1,626)	—
Net cash provided by (used in) financing activities	(46,012)	31,285
NET INCREASE IN CASH AND CASH EQUIVALENTS	53,103	198,139
CASH AND CASH EQUIVALENTS—Beginning of period	543,277	283,254
CASH AND CASH EQUIVALENTS—End of period	$596,380	$481,393

Reconciliations of non-GAAP results of operations measures to the nearest comparable GAAP measures
(Unaudited, in thousands, except per share amounts)

Reconciliation of net cash provided by operating activities to free cash flow

	Three Months Ended
	June 30, 2016	June 30, 2015
Net cash provided by operating activities	$67,941	$84,305
Less purchases of property and equipment	(14,443)	(10,761)
Free cash flow	$53,498	$73,544

Reconciliation of GAAP operating income or loss to Non-GAAP operating income, operating margin, net income and diluted net income per share

	Three Months Ended June 30, 2016				Three Months Ended June 30, 2015
	GAAP Results	Adjustments		Non-GAAP Results	GAAP Results	Adjustments		Non-GAAP Results
Operating income (loss)	$(4,045)	$40,016	(a)	$35,971	$2,952	$26,339	(b)	$29,291
Operating margin	-1%			12%	1%			12%
Adjustments:
Stock-based compensation		30,347				21,760
Impairment of intangible assets		—				1,593
Amortization of acquired intangible assets		2,269				244
ERP-related expenses		6,316				1,395
Acquisition-related charges		254				1,347
Inventory fair value adjustment amortization		277				—
Restructuring charges		553				—
Tax adjustment		(14,653)	(c)			(7,745)	(c)
Net income (loss)	$(1,388)	$25,363		$23,975	$792	$18,594		$19,386
Diluted net income (loss) per share	$(0.01)			$0.14	$—			$0.11
Shares used in diluted net income (loss) per share calculations	172,075			176,298	176,234			176,234

(a) To exclude $30.3 million of stock-based compensation, $2.3 million of amortization of acquired intangible assets, $6.3 million of ERP-related expenses, $0.3 million of acquisition-related charges, $0.3 million of inventory fair value adjustment amortization recorded pursuant to our business acquisition and $0.6 million of restructuring charges in the three months ended June 30, 2016.
(b) To exclude $21.8 million of stock-based compensation, $1.6 million impairment of acquired intangible assets, $0.2 million of amortization of acquired intangible assets, $1.4 million of ERP-related expenses, and $1.3 million in acquisition-related charges in the three months ended June 30, 2015.
(c) Non-GAAP financial information is adjusted to achieve an overall 34% percent and 35% percent effective tax rate in the three months ended June 30, 2016 and June 30, 2015, respectively, on a non-GAAP basis, which differs from the GAAP effective tax rate.

Reconciliation of diluted weighted average shares outstanding used in the calculation of GAAP and non-GAAP earnings per share

		Three Months Ended
		June 30, 2016	June 30, 2015
Shares used in diluted net loss per share calculations - GAAP		172,075	176,234
Adjustment for diluted weighted average shares outstanding	(a)	4,223	—
Shares used in diluted net income per share calculations - Non-GAAP		176,298	176,234

(a) GAAP diluted weighted average shares outstanding differs from non-GAAP diluted weighted average shares outstanding in periods when we have a GAAP net loss and a non-GAAP net income. The adjustment for diluted weighted average shares outstanding represents the dilutive effect of employee equity incentive plan awards and is calculated by applying the treasury stock method.

Billings Reconciliation

	Three Months Ended
	June 30, 2016	June 30, 2015
Total revenue	$311,391	$239,785
Add increase in deferred revenue	66,793	57,390
Less deferred revenue balance acquired in business acquisition	(4,400)	—
Total billings	$373,784	$297,175